Exhibit 3.1

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                 Delivered 02:47 p.m. 05/08/2007
                                                        Filed 02:30PM 05/08/2007
                                                    SRV 070534739 - 3376503 File


                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Paradise Yoga Retreats Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

               The name of the Corporation is Ads in Motion, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of May, 2007.

                                    By: /s/ Edward F. Meyers
                                       --------------------------------
                                       Authorized Officer

                                    Title: President
                                          -----------------------------

                                    Name: Edward F. Meyers
                                          -----------------------------
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